EXHIBIT 99.1

	In accordance with Securities and Exchange
Commission Release No.
34-39538 (January 12, 1998), this Statement is being filed by Credit Suisse (the
Bank), a Swiss bank, on behalf of
itself and its subsidiaries, to the extent that they constitute the
Investment Banking division (the Investment Banking division) (the
Reporting Person). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. The address of the Banks principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich,
Switzerland. The address
of the Reporting Persons principal business and office in the United States is Eleven Madison Avenue, New York, New York
10010.

	The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (CS Hldgs
USA Inc), a
Delaware corporation. The address of CS Hldgs USA Incs principal business and office is Eleven Madison Avenue, New York, New
York 10010. The ultimate parent
company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA
Inc, is Credit Suisse Group (CSG), a
corporation formed under the laws of
Switzerland.

	CS Hldgs USA Inc owns all of the voting stock of Credit
Suisse (USA),
Inc. (CS USA Inc), a Delaware corporation and holding company. The address of the principal business and office of CS USA Inc is Eleven Madison Avenue, New
York, New York 10010.

	Sprout Capital
VIII, L.P. (Sprout VIII), Sprout Plan Investors, L.P.
(Plan Investors),
Sprout Venture Capital, L.P. (Sprout Venture) and DLJ ESC
II, L.P. (ESC
II) are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation (DLJCC), a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture
capital partnership management company.  DLJCC is also the
general partner of
Sprout Venture.  DLJCC is also the managing general
partner of Sprout VIII and,
as such, is responsible for its day-to-day
management.  DLJCC makes all of the
investment decisions on behalf of
Sprout VIII and Sprout Venture.  DLJ
Associates VIII, L.P. (Associates
VIII), a Delaware limited partnership, is a
general partner of Sprout
VIII and in accordance with the terms of the relevant
partnership
agreement, does not participate in investment decisions made on behalf of
Sprout VIII.   DLJ Capital Associates VIII, Inc. (DLJCA VIII), a
Delaware
corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates VIII. DLJ LBO Plans Management Corporation

(DLJLBO), a Delaware corporation, is the general partner of ESC II and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC II. DLJ LBO Plans
Management Corporation
II (DLJLBO II), a Delaware corporation, is the general partner of Plan
Investors and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of Plan Investors. DLJLBO and DLJLBO II are wholly-owned subsidiaries of Credit Suisse First Boston Private
Equity, Inc. (CSFBPE),
a Delaware corporation, which, in turn, is a wholly-owned subsidiary of
CS USA Inc. The address of the principal business and office of each of
DLJCC, DLJCA VIII, Associates VIII, Sprout VIII, Sprout
Venture, ESC II,
Plan Investors, DLJLBO, DLJLBO II, and CSFBPE is Eleven Madison
Avenue,
New York, New York 10010.

	CSG is a global financial services
company, active in all major
financial centers and providing a
comprehensive range of banking and insurance products. CSG and its consolidated subsidiaries are comprised of the Bank and the Winterthur division (the "Winterthur division"). In addition to the Investment
Banking division, the Bank is comprised of the Asset Management division
(the "Asset Management division") and the Private Banking division (the

"Private Banking division"). The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The Winterthur division provides life and non-life insurance and pension products to private and corporate clients worldwide. CSGs business address is Paradeplatz 8, P.O.
Box 1, CH 8070 Zurich,
Switzerland.

	CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset
Management division, the Private
Banking division and the Winterthur
division) may beneficially own shares of the securities of the issuer to which this Form 3 relates and such shares are not reported in this Form
3. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Asset Management division, the Private Banking division and the
Winterthur division disclaims beneficial ownership of shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of shares beneficially owned by CSG, the Asset Management division, the Private Banking division and the Winterthur division.